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                                                                Exhibit 23.1


            Consent of Keiter, Stephens, Hurst, Gary & Shreaves, P.C.



         We hereby consent to the inclusion of our report dated June 15, 2001 on the financial statements of the Cadmus Thrift Savings Plan as of December 31, 2000 and for the year then ended, in this Form 11-K. We also consent to the incorporation by reference into Cadmus Communications Corporation's Registration Statement on Form S-8 (No. 033-56653) of our report dated June 15, 2001.



                              Keiter, Stephens, Hurst, Gary & Shreaves, P.C.


Richmond, Virginia
June 22, 2001